Exhibit 23.2

Board of Directors
Trend Mining Company
Littleton, Colorado


                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our report dated January 3, 2005, on the financial statements of Trend Mining Company as of September 30, 2004 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.




Williams & Webster, P.S.
Spokane, Washington

April 15, 2005